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                                    FORM 8-K

                                 CURRENT REPORT


                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED) AUGUST 7, 2002

COMMISSION      REGISTRANT; STATE OF INCORPORATION;           IRS EMPLOYER
FILE NUMBER       ADDRESS; AND TELEPHONE NUMBER               IDENTIFICATION NO.
-----------     -----------------------------------           ------------------

1-9513          CMS ENERGY CORPORATION                          38-2726431
                (A Michigan Corporation)
                Fairlane Plaza South, Suite 1100
                330 Town Center Drive
                Dearborn, Michigan 48126
                (313) 436-9261

1-5611          CONSUMERS ENERGY COMPANY                        38-0442310
                (A Michigan Corporation)
                212 West Michigan Avenue
                Jackson, Michigan
                (517) 788-1030

1-2921          PANHANDLE EASTERN PIPE LINE COMPANY             44-0382470
                (A Delaware Corporation)
                5444 Westheimer Road, P.O. Box 4967
                Houston, Texas 77210-4967
                (713) 989-7000















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ITEM 5. OTHER EVENTS

                        CMS ENERGY SECOND QUARTER RESULTS

CMS Energy Corporation today announced a second quarter consolidated net loss of $75 million, or $0.56 per share, compared to second quarter 2001 consolidated net income of $53 million, or $0.40 per share. Operating net income for the second quarter was $59 million, or $0.44 per share, compared to $35 million, or $0.27 per share, in the second quarter of 2001. Operating net income excludes the effects of non-recurring events such as gains on asset sales ($21 million or $0.16 per share), losses on discontinued operations of CMS Oil and Gas and CMS Viron ($141 million or $1.05 per share), restructuring costs ($0.06 per share) and expenses related to early debt retirement ($0.05 per share).

Operating net income reflects strong results from Consumers Energy's electric and gas utility businesses including reduced power supply costs due to an extended refueling outage in 2001 at the Palisades nuclear plant, favorable weather effects on natural gas and electric deliveries, improved earnings at CMS Energy's independent power plants and the benefits from mark-to-market accounting of long-term natural gas fuel supply contracts at the Midland Cogeneration Venture.

Second quarter operating revenue totaled $2.4 billion, versus $2.2 billion in the second quarter of 2001.

For the first six months of 2002, consolidated net income was $314 million, or $2.30 per share, compared to $162 million, or $1.25 per share in 2001. Operating net income for the same period was $134 million, or $0.99 per share, compared to $143 million, or $1.12 per share, respectively.

Operating net income excludes the effects of non-recurring events such as gains on asset sales ($35 million or $0.26 per share), income from discontinued operations ($169 million or $1.22 per share), restructuring costs ($7 million or $0.05 per share), expenses related to early debt retirement ($8 million or $0.05 per share) and a goodwill accounting change write-off ($9 million or $0.07 per share). Operating revenue for the first six months of 2002 totaled $4.8 billion compared to $5.0 billion in the first half of 2001.

Operating net income of CMS Energy's utility business, Consumers Energy, was $58 million for the second quarter, up 100 percent from $29 million in the second quarter of 2001. Cool temperatures in May, the tenth coldest May on record in Michigan, helped to increase natural gas deliveries by 8.3 billion cubic feet during the quarter versus the second quarter of 2001. Natural gas deliveries were 65.3 billion cubic feet, up 14.7 percent from the same period last year. Warmer-than-normal temperatures during June helped total electric deliveries for the quarter to increase by 133 gigawatt-hours versus the second quarter of last year. Electric deliveries were 9,410 gigawatt-hours, up 1.4 percent from the second quarter of 2001.



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Second quarter operating net income of the natural gas transmission business was
$13 million, down seven percent from $14 million in the same period last year, due to lower earnings from liquefied natural gas operations reflecting fixed contract rates compared to higher spot rates in the second quarter last year, as well as expropriation and devaluation issues in Argentina. These were partially offset by lower fixed costs reflecting debt retirement and lower operating costs.

Independent power production operating net income in the second quarter totaled $48 million, up 167 percent from $18 million in the same period last year, due to improved plant performance and increased earnings from the Midland Cogeneration Venture reflecting mark-to-market accounting for long-term natural gas fuel supply contracts, lower steam costs at the Dearborn Industrial Generation plant and higher earnings from international plants. These were partially offset by expropriation and devaluation issues in Argentina.

Marketing, services and trading reported an operating net loss in the second quarter of $18 million, as compared to operating net income of $33 million in the same period last year, primarily reflecting credit constraints that adversely affected sales contract origination and power and gas trading margins.

Significant second quarter developments in the CMS Energy asset sale program included:

     - Closing of the sale of Consumers Energy's electric transmission system for approximately $290 million to Washington, D.C.-based Trans-Elect, the first transaction of its kind in the U.S.;
     - Closing of the sale of CMS Oil and Gas Company's coal bed methane holdings in the Powder River Basin of Wyoming and Montana for $101 million to XTO Energy of Fort Worth, TX,;
     - Closing of the sale of CMS Generation's 47.5 percent equity interest in Toledo Power Co. in the Philippines for $10 million to Mirant, and;

CMS Energy also has entered into three definitive agreements, which together provide for the sale of CMS Oil and Gas for approximately $232 million. Closing under these agreements are expected to occur in the third or fourth quarter of 2002.




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           CMS ENERGY'S EXPLORATION OF THE SALE OF PANHANDLE PIPELINE
                           AND FIELD SERVICES BUSINESS

CMS Energy is exploring the sale of its domestic pipeline and field services businesses as part of an ongoing effort to strengthen its balance sheet, improve its credit ratings and enhance financial flexibility. The businesses being considered for sale include the Panhandle and Trunkline interstate natural gas pipelines, the Lake Charles liquified natural gas terminal, the Centennial liquid products and Guardian natural gas pipelines, and CMS Field Services' gathering and processing facilities. The company has begun assessing the market's interest in purchasing the pipeline and field services businesses, including reviews of financial, legal and regulatory issues associated with the sale.

                               SFAS 142 IMPAIRMENT

Pursuant to SFAS 142, companies are now required to annually test goodwill amounts for impairment under SFAS 142. If the company's total enterprise fair value of an acquired entity does not equal or exceed the book basis, then the company has an indication that the goodwill accounts may be impaired. CMS Energy's initial test for Panhandle indicated a potential impairment. Pursuant to SFAS 142, a second phase of testing fair values by individual asset and liability is now required. This phase is generally conducted with the assistance of an outside appraiser, to determine if an actual impairment exists. This actual impairment determination, which is underway, must be completed no later than year end 2002, with transition rules requiring that any such impairment be treated as a change in accounting and reported as such, including recognition retroactively to the beginning of the year.

                                 RATING TRIGGERS

As a result of recent downgrades of Panhandle and CMS, contractual rights were triggered in several financial contracts totaling $480 million between Panhandle, CMS Enterprises and CMS MS&T and third parties. We are working with those contractual parties to find mutually satisfactory arrangements but there can be no assurance that all such arrangements will be completed or that litigation will not result.



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                           CEO AND CFO CERTIFICATIONS

CMS Energy does not plan to file with the Securities and Exchange Commission the certificates required by our CEO and CFO relating to the financial statements included in the CMS Energy Form 10-K for 2001, which includes financial statements for 2000 as well, and in the Form 10-Q to be filed on or about August 14, 2002, which will contain the 2001 and 2002 quarterly and semiannually financial statements for the period ended June 30, 2002.

The 2000 and 2001 financial statements need to be restated primarily as a result of the reported revenues and expenses for round trip trades and related balance sheet adjustments. The restatements cannot be completed until the Special Investigative Committee of CMS Energy's Board of Directors completes its investigation of round trip trading and related issues and CMS Energy's newly appointed independent public accountants, Ernst & Young LLP have completed a re-audit of the 2000 and 2001 financial statements and their reviews of the current quarterly and semi-annual statements for these years.

For the similar reasons, the CEO and CFO of CMS Energy, Consumers Energy and Panhandle will not be able to make the statements required by the Sarbanes-Oxley Act of 2002 with respect to the Form 10-Q for the period ended June 30, 2002.



                           FORWARD-LOOKING STATEMENTS

This Form 8-K contains "forward-looking statements" that are subject to risks and uncertainties. They should be read in conjunction with the "Forward-Looking Statement Cautionary Factors" in CMS Energy's, Consumers Energy's and Panhandle's Form 10-K, Item 1 (incorporated by reference herein) that discusses important factors that could cause CMS Energy's, Consumers Energy's and Panhandle's results to differ materially from those anticipated in such statements.


ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS.

99.1     Digest of CMS Energy's Consolidated Earnings
99.2     CMS Energy's Second Quarter 2002 Balance Sheet
99.3     CMS Energy's August 7, 2002 Earnings Call Slide Presentation






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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrants have duly caused this report to be signed on their behalf by the undersigned hereunto duly authorized.


                                 CMS ENERGY CORPORATION


Dated:   August 8, 2002          By:    /s/ Alan M. Wright
                                      --------------------------------
                                      Alan M. Wright
                                      Chief Financial Officer




                                 CONSUMERS ENERGY COMPANY


Dated:   August 8, 2002          By:    /s/ Alan M. Wright
                                      --------------------------------
                                      Alan M. Wright
                                      Chief Financial Officer



                                 PANHANDLE EASTERN PIPE LINE COMPANY


Dated:   August 8, 2002          By:    /s/ William J. Haener
                                      --------------------------------
                                      William J. Haener
                                      Chairman of the Board





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                                 EXHIBIT INDEX


EXHIBIT NO.              EXHIBIT DESCRIPTION

   99.1             Digest of CMS Energy's Consolidated Earnings
   99.2             CMS Energy's Second Quarter 2002 Balance Sheet
   99.3             CMS Energy's August 7, 2002 Earnings Call Slide Presentation